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                                                                    Exhibit 10.1

                    DEFERRED COMPENSATION/SALARY CONTINUATION
                                    AGREEMENT

THIS AGREEMENT, effective as of the __ day of ____, 20__, by and between Directed Electronics, Inc. (hereinafter "the Company") and _______ (hereinafter "the Employee").

RECITALS:
A. The Employee is a member of a select group of management or highly compensated employees of the Company for whose valuable services the Company wishes to provide fair and reasonable compensation.

B. The Company wishes to retain the continued services of the Employee by providing the Employee with retirement benefits in accordance with the terms and conditions of this Agreement.

C. The Employee agrees to accept the benefits hereunder in accordance with the terms and conditions of this Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt of which is acknowledged, it is mutually agreed as follows:

1. DEFERRED COMPENSATION
For the calendar year commencing January 1, ____, and for each year thereafter during which the Employee remains a full-time employee of the Company, the Employer shall accrue as deferred compensation for the Employee an amount equal to ___________________________ dollars U.S. (_______). The accrual shall be credited to the Employee's Deferred Compensation Account as of the first day of the year provided that the Company employs the Employee on that date.

2. ADDITIONS TO DEFERRED COMPENSATION ACCOUNT
The Company shall at its discretion offer to the employee one or more indexes upon which to base the crediting rate to the deferred compensation account. Where more than one index is offered the employee shall designate what portion of the deferred compensation account shall be credited with such index. The employer may from time to time, at its sole discretion change, eliminate, or add to the choice of indices available.

The employee may from time to time (but no more frequently than once per year) change such designation. A change in indexing will affect the crediting rate no later than the 10th business day following the notification to the employer by the employee of a change in the index designation. The Company may, but shall be under no obligation to, actually purchase the investments designated for the Deferred Compensation Account including, but not limited to, the purchase of a life insurance policy on the life of the Employee. If the Company elects to purchase such a policy, the Employee agrees to cooperate in such purchase and the application for the policy and any physical examination that may be required.

3. NORMAL RETIREMENT BENEFIT
Upon the Employee's retirement from active employment with the Company after declaring retirement, the Company shall pay to the Employee the balance in the Employee's Deferred Compensation Account in five (5) annual installments commencing on January 1 of the year following the Employee's retirement. The first annual installment shall equal 1/5 of the balance in the Account as of the prior December 31. The second payment shall equal 1/4 of the remaining


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balance in the Account after the first annual installment. The third payment shall equal 1/3 of the remaining balance in the Account after of the second annual installment. The fourth payment shall equal 1/2 of the remaining balance in the Account after the third annual installment. The fifth payment shall equal the balance of the Account after the fourth annual installment. If the Employee dies following the Employee's retirement date while any balance remains in the Account, the balance of the payments, as they become due, shall be paid to the individual or individuals designated by the Employee in writing to the Company or, in the absence of such a designation, to the executors or administrators of the Employee's estate (the "Employee's Beneficiary").

4. SALARY CONTINUATION BENEFIT
If the Employee dies while employed by the Company, the Company shall pay to the Employee's Beneficiary a salary continuation benefit equal to the balance in the Employee's Deferred Compensation Account. Payment shall be made within ninety
(90) days following the Employee's death. Notwithstanding the foregoing, if the Employer elects to purchase a life insurance policy on the life of the Employee as part of the Employee's Deferred Compensation Account, then the Salary Continuation Benefit shall be a lump sum benefit in the amount of the face value of the said life insurance policy minus the value of the premiums paid by the Employer plus 8% of the value of the premiums paid by the Employer.

5. DISPOSITION OF COMPENSATION ACCOUNT
Employee retains the right upon any lump sum benefit distribution to reregister and/or change title of account(s) to that of the employee's preference. Employee is responsible for any and all Federal and State of Residence income tax due upon lump sum benefit distribution.

6. SEVERANCE BENEFIT
If the Employee's employment terminates for any reason other than death or retirement, the Employee shall be entitled to a severance benefit equal to the value of the Employee's Deferred Compensation Account.

The severance benefit shall be payable within ninety (90) days upon termination. If, following the termination of his employment under circumstances entitling the Employee to a severance benefit hereunder, the Employee dies while any balance remains in the Employee's Deferred Compensation Account, the balance of the Deferred Compensation Account shall be paid to the Employee's Beneficiary.

7. EMPLOYEE'S BENEFICIARY
Employee's Beneficiary shall be the individual or individuals named below unless and until changed by way of written notice to the Employer signed by the
Employee:

Primary: ______________________________________________________________
                      Name and Relationship to Employee


Secondary: ____________________________________________________________
                      Name and Relationship to Employee


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8. SCOPE OF AGREEMENT
The benefits provided under this Agreement shall be independent of, and in addition to, those under any other plan, program or agreement which may be in effect between the Company and the Employee, or any other compensation payable to the Employee or the Employee's Beneficiary. This Agreement shall not be construed as a contract of employment or to restrict the right of the Company to discharge the Employee or the right of the Employee to terminate employment.

9. EMPLOYEE'S RIGHTS AS A GENERAL CREDITOR
The Employee, any Beneficiary of the Employee, or any person claiming through the Employee under this Agreement shall have solely the rights of an unsecured general creditor of the Company and shall have no right to look to any specific or special property of the Company to satisfy a claim for benefit payments. To the extent that the Company does, in its discretion, purchase or hold any of the investments designated by the Company for the Employee's Account in accordance with Article 2, such investments shall remain solely the property of the Company and subject to the claims of its general creditors.

10. ASSIGNMENT OF RIGHTS
Neither the Employee nor any Beneficiary of the Employee shall have any right to sell, assign, transfer or otherwise convey the right to receive any payments hereunder.

11. MERGER OR CONSOLIDATION
The Company agrees that it will not merge, sell significantly all of its assets or consolidate with another organization unless and until the continuing company or organization assumes all obligations and liabilities set forth herein.

12. CLAIMS PROCEDURES
For purposes of the Employee Retirement Income Security Act of 1974, the Company is the "named fiduciary" of the plan for which this Agreement is hereby designated the written plan instrument. For purposes of this Agreement, the following claims procedure is established:
        a. In order for the Employee or a Beneficiary of the Employee to make a claim for benefits under this Agreement, a written request must be made to the Company.
        b. If a claim is wholly or partially denied, the claimant must be furnished a notice of that decision within a reasonable period of time after the Company receives that claim. The notice of full or partial denial must meet the requirements of paragraph c below.
        c. The Company must provide written notice to every individual who was denied a claim for benefits explaining the following:
                1) The specific reasons the claim has been denied;
                2) Specific reference to pertinent plan provisions on which the denial is based;
                3) A description of any additional material or information necessary for the claimant to perfect the claim, and an explanation of why such material/information is necessary; and
                4) An explanation of the plan's claim review procedure as set forth in the following two paragraphs.
        d. The purpose of the review procedure described in this and the following paragraph is to provide a process by which an individual claiming benefits under this plan may have a reasonable opportunity to appeal a denial of a claim to the Company and receive a full and fair review. The following alternatives are provided under the plan to insure that full and fair review:
The claimant or the claimant's duly authorized representative:
                1) May request a review upon written application to the Company's corporate secretary;
                2) May review pertinent plan documents; and


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                3) May submit issues and comments in writing.
A claimant (or his duly authorized representative) has sixty (60) days after receiving written notice of the denial of the claim in which to request a review by filing a written application for review.
        e. The following paragraphs explain how a denied claim will be reviewed:
                1) The decision on review shall be made by the Company, acting through a duly authorized officer, who may in such officer's discretion hold a hearing on the denied claim. Such decision shall be made promptly, and not later than sixty (60) days after receipt of the request for review, unless special circumstances (such as the need to hold a hearing) require an extension of time for processing, in which case a decision shall be rendered as soon as possible, but not later than one hundred and twenty (120) days after receipt of the request for review.
                2) The decision on review shall be in writing and shall include specific reasons for the decision written in a manner calculated to be understood by the claimant, and specific references to the pertinent plan provisions upon which the decision is based.

13. AMENDMENTS OR REVOCATION
This Agreement may only be revoked or amended in part or in whole by written consent of both parties involved.

IN WITNESS WHEREOF, the parties have executed this Agreement on the __ day of ____ 20__.

SIGNATURES

                                              DIRECTED ELECTRONICS, INC.


By:                                           By:
   ---------------------------------             ------------------------------
              Employee                                 James E. Minarik,
                                                        President & CEO


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     Schedule to Exhibit 10.1: The form of Deferred Compensation/Salary
Continuation Agreement was executed by the following persons:

Employee
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James E. Minarik
Michael N. Smith
KC Bean
Kevin P. Duffy
Glenn Busse
Richard Hirshberg
Mark Rutledge